Exhibit 10.8

Execution Version

TRANSITIONAL TRADEMARK LICENSE AGREEMENT

This TransitionAL Trademark License Agreement (this “Agreement”), dated as of May 29, 2023 (the “Effective Date”), is made and entered into by and between Cummins Inc., an Indiana corporation (“Cummins” or “Licensor”), and Atmus Filtration Technologies Inc., a Delaware corporation (“Filtration” or “Licensee”). “Party” or “Parties” means Cummins or Filtration, individually or collectively, as the case may be. Capitalized terms not defined in the context of which such terms are first used in this Agreement shall have the meanings assigned to such terms in Section 1.1 or, if not assigned a meaning in Section 1.1, the meanings assigned to such terms in the Separation Agreement.

W I T N E S S E T H:

WHEREAS, the Parties have entered into that certain Separation Agreement, dated as of May 29, 2023 (the “Separation Agreement”);

WHEREAS, Licensor owns the Licensed Marks (as defined below) and holds registrations thereof in various countries of the world for various products and services, and has the right to license the Licensed Marks to Licensee in accordance with the terms, and subject to the conditions, set forth herein; and

WHEREAS, in connection with the transactions contemplated by the Separation Agreement, Licensor desires to grant to Licensee a limited license to use the Licensed Marks in accordance with the terms, and subject to the conditions, set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Licensor and Licensee, intending to be legally bound, hereby agree as follows:

ARTICLE I
DEFINITIONS

Section 1.1              Certain Defined Terms. The following capitalized terms used in this Agreement shall have the meanings set forth below:

(1)            “Business” means the “Filtration Business” as defined in the Separation Agreement, as conducted by the Licensee and its Subsidiaries on or after the Effective Date.

(2)            “Disposition Date” means the date on which Cummins ceases to Beneficially own shares of Filtration capital stock representing, in the aggregate, a majority of the total voting power of the then outstanding Filtration Voting Stock, as defined in the Separation Agreement.

(3)            “Licensed Marks” means and is limited to the Trademarks listed and referenced in Schedule A attached hereto.

(4)            “License Territory” means the United States and any other territory around the world where the Licensed Marks were being used by the Business on or before the Effective Date.

(5)            “Trademarks” means trademarks, service marks, trade names, service names, domain names, trade dress, logos and other identifiers of same, including all goodwill associated therewith, and all common law rights, and registrations and applications for registration thereof, all rights therein provided by international treaties or conventions, and all reissues, extensions and renewals of any of the foregoing.

(6)            “Usage Guidelines” means Licensor’s guidelines for use of the Licensed Marks as may be provided and amended from time to time by Licensor in its sole discretion, including Licensor’s Brand Standards (http://www. https://brandstandards.cummins.com/).

ARTICLE II
LICENSE GRANT

Section 2.1              Grants. Subject to the terms and conditions of this Agreement, Cummins hereby grants to Filtration a personal, non-exclusive, non-sublicensable (except as set forth herein), non-assignable, royalty-free, fully paid up license, to use the Licensed Marks as such Licensed Marks were used in the Business, as of the Disposition Date, solely during the Term, as defined below, and in the License Territory; provided, however, that Filtration shall use commercially reasonable efforts to cease and discontinue use of the Licensed Marks as soon as practicable after the Disposition Date.

Section 2.2              Sublicensing. The license set forth in Section 2.1 herein shall be sub-licenseable solely to third parties engaged by Filtration to manufacture a product on behalf of Filtration or provide a service to Filtration that is reasonably necessary to support the Business consistent with past practice, but not for independent use by such third parties, and in each case subject to the following: (a) the right to sublicense does not include the right to further sublicense by the sublicensee; and (b) Filtration is responsible for the acts and omissions of each of its sublicensees. Any act or omission of a sublicensee that would be a violation of this Agreement if committed by Filtration will be deemed a violation of this Agreement by Filtration.

ARTICLE III
OWNERSHIP AND USE OF LICENSED MARKS

Section 3.1              Ownership. Filtration acknowledges the validity, and Cummins’ exclusive ownership, of the Licensed Marks and agrees that any and all goodwill, rights or interests in the Licensed Marks that might be acquired by the use of the Licensed Marks by Filtration shall inure to the sole benefit of Cummins. If Filtration obtains rights or interests in the Licensed Marks, Filtration hereby transfers, and shall execute upon request by Cummins any additional documents or instruments necessary or desirable to transfer, those rights or interests to Cummins and its Affiliates. Filtration acknowledges and agrees that, as between Cummins and Filtration, Filtration has been extended only a mere permissive right to use the Licensed Marks as provided in this Agreement, which right is not coupled with any ownership interest. Any trademark rights not granted to Filtration in this Agreement are specifically reserved by and for Cummins and its Affiliates.

Section 3.2              Registration and Maintenance. Cummins retains the sole right to protect in its sole discretion the Licensed Marks, including deciding whether and how to file and prosecute applications to register the Licensed Marks, whether to abandon such applications or registrations, and whether to discontinue payment of any maintenance or renewal fees with respect to any such registrations. Cummins will own all right, title and interest in and to any and all registrations and applications for registration of the Licensed Marks, whether filed before or after the Effective Date. Filtration shall supply Cummins with such information as Cummins may reasonably request in order for Cummins to acquire, maintain and renew registrations of the Licensed Marks, to record this Agreement, to enter Filtration as a registered or authorized user of the Licensed Marks or for any purpose reasonably related to Cummins’ maintenance and protection of the Licensed Marks (including information concerning sales and other dispositions of products and services that are required in connection with the foregoing). Filtration shall fully cooperate with Cummins’ reasonable requests in the execution, filing, and prosecution of any registration of a Trademark relating to the Licensed Marks that Cummins may desire to obtain. For the foregoing purpose, Filtration shall supply to Cummins such samples, labels, letterheads and other similar materials bearing the Licensed Marks as may be reasonably required by Cummins.

Section 3.3              Enforcement. Filtration shall give Cummins notice promptly of any known infringements or other violations of the Licensed Marks of which it becomes aware. Filtration shall render to Cummins full and prompt cooperation for the enforcement and protection of the Licensed Marks. Cummins shall retain all rights to bring all actions and proceedings in connection with infringement or other violations of the Licensed Marks in its sole discretion. If Cummins decides to enforce the Licensed Marks against an infringer, all costs incurred shall be borne by Cummins and any recoveries shall belong to Cummins.

Section 3.4              Restrictions on Use; No Registration. Filtration agrees not to: (a) use or register in any jurisdiction any Trademarks confusingly similar to, or consisting in whole or in part of, any of the Licensed Marks; (b) register any of the Licensed Marks in any jurisdiction, without in each case the express prior written consent of Cummins; or (c) except as permitted in Section 2.1 herein, use any of the Licensed Marks in any trade name, service name, corporate name or designation. Whenever Filtration becomes aware of any instance of confusion between the Licensed Mark and another trademark used by Filtration, Filtration shall use reasonable efforts to take steps to promptly remedy, or avoid such confusion or risk of confusion; provided however that nothing in this sentence shall require Filtration to undertake an investigation into any likelihood of confusion.

ARTICLE IV
QUALITY CONTROL

Section 4.1              Quality Standards. Filtration acknowledges and agrees that all use of the Licensed Marks by Filtration hereunder shall be in accordance in all respects with the provisions of this Agreement and shall conform to the same standards of quality associated with the Licensed Marks as observed immediately prior to the Effective Date by Cummins and Filtration, shall conform to the Usage Guidelines, and Filtration shall comply with all applicable Laws (collectively, the “Applicable Standards”). Cummins shall have the right to modify the Usage Guidelines at any time, and shall give Filtration reasonable advance notice to affect any changes required by such modifications.

Section 4.2              Quality Control. Cummins shall have the right to promptly obtain from Filtration, at any time during the Term upon reasonable notice, reasonable information as to the nature and quality of the products and services bearing the Licensed Marks and any advertising, marketing and promotional materials related thereto. Cummins agrees that Filtration will not be in breach of the Applicable Standard if Filtration's use of the Licensed Marks is substantially consistent with how the Licensed Marks were used as of the Disposition Date.

Section 4.3              Compliance. If, at any time, the commercialization, advertising, marketing, promotion, servicing, quality or performance of Licensee's products or services under the Licensed Marks fail, in the reasonable opinion of Cummins, to conform to the Applicable Standards or any other requirements of this Agreement consistent with the use in the Business as of the Disposition Date and Cummins notifies Filtration of such failure, Filtration shall take all necessary steps to bring such products and services into conformance with the Applicable Standards and other requirements of this Agreement consistent with the use in the Business as of the Disposition Date. If Filtration fails to cure any such non-conformity within sixty (60) days of such notice of nonconformity, or fails to notify Cummins of its reasonable attempts to cure or explain any alleged nonconformity, and such cure or explanation is not acceptable to Cummins and Cummins so notifies Filtration, then, without prejudice to Licensor’s right to terminate the Agreement pursuant to Article V, Filtration shall promptly suspend commercializing, advertising, marketing, promoting, and servicing such non-conforming products and services or advertising, marketing and promotional materials in connection with the Licensed Marks until such time as any such deficiency has been resolved to the reasonable satisfaction of Cummins. For the avoidance of doubt, any such suspension shall not include advertising or use that Filtration cannot control and suspend after notice by Cummins. The Parties agree to conduct periodic meetings, at a minimum every year from the Disposition Date, to review Filtration's compliance with the Applicable Standards and this Agreement.

ARTICLE V
TERM AND TERMINATION

Section 5.1              Term. Unless sooner terminated pursuant to any provision of this Article V, the term of this Agreement shall commence on the Disposition Date and continue for a period of three (3) years (the “Initial Term”). Upon expiration of the Initial Term, this Agreement will automatically renew for an additional two (2) year period, counted from such expiration, only if Filtration is, at the time of such expiration, using commercially reasonable efforts to transition off from the use of the Licensed Marks, as confirmed in writing to Cummins. The Initial Term and the additional two (2) year period will be the “Term”. Notwithstanding the foregoing, the Parties agree that the following uses of the Licensed Marks have a different time period for use of the Licensed Mark, as described in detail below:

(a)            Filtration will be allowed to continue to use the Licensed Marks in its corporate name and in the corporate name(s) of any subsidiaries or members of the Filtration group, provided that Filtration shall use commercially reasonable efforts to, promptly after the Disposition Date, file to change any corporate name that contains the Licensed Marks for Filtration and any of its subsidiaries or members of the Filtration Group in existence prior to the Disposition Date. Filtration shall cause corporate name changes to be filed for any names using the Licensed Marks for Filtration, any subsidiaries and members of the Filtration Group in existence prior to the Disposition Date within two (2)years from the Disposition Date. Filtration shall cause each other member of the Filtration Group to, change its name and cause its certificate of incorporation and bylaws (or equivalent organizational documents), as applicable, to be amended to remove any reference to any of the Cummins Retained Names or any confusingly similar word or name, as soon as reasonably practical, but in no event no later than two (2) years from the Disposition Date;

(b)            Filtration may continue to use the Licensed Marks in connection with any domain names, social media names, websites or other online, digital uses, in each case consistent with how such Licensed Marks were being used as of or prior to the Disposition Date, provided that the Parties will use reasonable efforts to cooperate in good faith (each Party at its own cost and expense) to implement the migration of web domains and URLs between the Parties, and testing, activating, and deactivating of the same, and to resolve any disruptions to either Party’s business or operations arising from such implementation. Use of the Licensed Marks in connection with any domain names, social media names, websites or other online, digital uses shall terminate within two (2) years from the Disposition Date; and

(c)            Use of the Licensed Marks in interior signage, heavy machinery, vehicles, uniforms, bottle molds, tools and dyes and similar items shall terminate the earlier of (i) the next replacement cycle for such items, in the ordinary course of business, or (ii) within five (5) years from the Disposition Date.

Section 5.3              Material Breach by Filtration. In the event that Filtration breaches this Agreement in any material respect, and Cummins gives Filtration written notice of such breach (which notice shall provide a description of the alleged breach that is reasonable under the circumstances including specifying the relevant section of this Agreement), Filtration shall have ninety (90) days from Filtration’s receipt of such notice to remedy such breach and explain to Cummins its reasonable attempts to cure or explain any breach. If such breach is not remedied, or such explanation is not satisfactory to Cummins, within such ninety (90) day period, the Parties agree that the Chief IP Counsel of Cummins and the General Counsel of Filtration will negotiate in good faith a mutually agreed solution to address such breach by Filtration, such solution to be agreed to within ten (10) days from the end of such ninety (90) day period. If the Chief IP Counsel of Cummins and the General Counsel of Filtration cannot agree within such ten (10) day period, then Cummins shall have the right to terminate this Agreement, in whole or in part, at any time thereafter by giving Filtration written notice of such termination, provided, however, that such termination will, for the avoidance of doubt, be subject to Section 7.15.

Section 5.5              Effect of Termination or Expiration. Upon any expiration or termination of this Agreement, Filtration shall cease and completely discontinue use of the Licensed Marks and all licenses granted to Filtration herein shall immediately terminate. Filtration shall not be deemed to have violated any obligation to cease use of or not to use the Licensed Marks, even after term of this Agreement, by reason of the use of any Licensed Marks in a non-trademark manner for purposes of conveying to customers or the general public that the Business is no longer affiliated with Cummins or to reference historical details concerning or make historical reference to the Business.

ARTICLE VI
WARRANTIES AND COMPLIANCE

Section 6.1              Disclaimer of Warranties. Except as expressly set forth herein, the Parties acknowledge and agree that: (a) the Licensed Marks are provided as-is, where-is and with all faults; (b) each Party assumes all risks and Liability arising from or relating to its use of and reliance upon the Licensed Marks; and (c) each Party makes no representation or warranty with respect thereto. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT OR THE SEPARATION AGREEMENT, EACH PARTY HEREBY EXPRESSLY DISCLAIMS ALL REPRESENTATIONS AND WARRANTIES REGARDING THE Licensed MARKS, WHETHER EXPRESS OR IMPLIED, INCLUDING ANY REPRESENTATION OR WARRANTY IN REGARD TO NONINFRINGEMENT, MISAPPROPRIATION, COMMERCIAL UTILITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

Section 6.2              Compliance with Laws and Regulations. Each Party shall be responsible for its own compliance with any and all Laws applicable to its performance under this Agreement.

ARTICLE VII
MISCELLANEOUS PROVISIONS

Section 7.1              Entire Agreement; Construction. This Agreement, including the Schedules hereto, shall constitute the entire agreement between the Parties with respect to the subject matter hereof and shall supersede all previous negotiations, commitments, course of dealings and writings with respect to such subject matter. In the event of any inconsistency between this Agreement and any Schedule hereto, the Schedule shall prevail.

Section 7.2              Counterparts. This Agreement may be executed in more than one counterpart, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the Parties and delivered to each of the Parties.

Section 7.3              Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in English, shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service, or by facsimile or electronic mail with receipt confirmed to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 8.3):

To Cummins:

Cummins Inc.

500 Jackson Street

Box 3005

Columbus, Indiana 47202-3005

Attn: General Counsel

Facsimile: ****************

Email: ****************

To Atmus Filtration Technologies Inc.:

Atmus Filtration Technologies Inc.

26 Century Blvd.

Nashville, Tennessee 37214

Attn: General Counsel

Facsimile: ****************

Email: ****************

Section 7.4              Consents. Any consent required or permitted to be given by any Party to the other Party under this Agreement shall be in writing and signed by the Party giving such consent and shall be effective only against such Party. For this purpose, a Party may provide its written consent in the form of an email that expressly sets forth such consent and is delivered by the General Counsel of the Party giving such consent to the General Counsel of the Party requesting such consent.

Section 7.5              No Waiver. No failure to exercise and no delay in exercising, on the part of any Party, any right, remedy, power or privilege hereunder shall operate as a waiver hereof or thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

Section 7.6              Assignment. This Agreement shall not be assignable, in whole or in part, directly or indirectly, by any Party hereto without the prior written consent of the other Party, and any attempt to assign any rights or obligations arising under this Agreement without such consent shall be void. Notwithstanding the foregoing, Cummins may assign this Agreement to an Affiliate without the prior written consent of Filtration.

Section 7.7              Successors and Assigns. The provisions of this Agreement and the obligations and rights hereunder shall be binding upon, inure to the benefit of and be enforceable by (and against) the Parties and their respective successors and permitted assigns.

Section 7.8              Subsidiaries. Each of the Parties shall cause to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth herein to be performed by any Subsidiary of such Party or by any entity that becomes a Subsidiary of such Party at and after the Effective Date, to the extent such Subsidiary remains a Subsidiary of the applicable Party.

Section 7.9              Third Party Beneficiaries. This Agreement is solely for the benefit of the Parties and should not be deemed to confer upon third parties any remedy, claim, liability, reimbursement, claim of Action or other right in excess of those existing without reference to this Agreement.

Section 7.10            Titles and Headings. Titles and headings to sections herein are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

Section 7.11            Schedules. The Schedules shall be construed with and as an integral part of this Agreement to the same extent as if the same had been set forth verbatim herein.

Section 7.12            Governing Law. This Agreement and any dispute arising out of, in connection with or relating to this Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to the conflicts of laws principles thereof.

Section 7.13            Submission to Jurisdiction. With respect to any Action relating to or arising out of this Agreement, subject to the provisions of Article VIII of the Separation Agreement, each Party irrevocably (a) consents and submits to the exclusive jurisdiction of the courts of the State of Delaware and any court of the United States located in the State of Delaware; (b) waives any objection which such Party may have at any time to the laying of venue of any Action brought in any such court, waives any claim that such Action has been brought in an inconvenient forum and further waives the right to object, with respect to such Action, that such court does not have jurisdiction over such Party; and (c) consents to the service of process at the address set forth for notices in Section 8.13; provided, however, that such manner of service of process shall not preclude the service of process in any other manner permitted under applicable Law.

Section 7.14            Waiver of Jury Trial. EACH OF THE PARTIES HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY COURT PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF AND PERMITTED UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH OF THE PARTIES HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.14.

Section 7.15            Dispute Resolution. The provisions of Article VIII of the Separation Agreement shall govern any Dispute under or in connection with this Agreement.

Section 7.16            Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The Parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 7.17            Interpretation. The Parties have participated jointly in the negotiation and drafting of this Agreement. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the Party drafting or causing any instrument to be drafted. Unless the context otherwise requires: (a) references in this Agreement to any gender include references to all genders, and references to the singular include references to the plural and vice versa; (b) the words “include”, “includes” and “including” when used in this Agreement shall be deemed to be followed by the phrase “without limitation”; (c) references in this Agreement to Articles, Sections and Schedules shall be deemed references to Articles and Sections of, and Schedules to, this Agreement; (d) the words “hereof”, “hereby” and “herein” and words of similar meaning when used in this Agreement refer to this Agreement in its entirety and not to any particular Article, Section or provision of this Agreement; (e) references in this Agreement or any Schedule to “$” shall mean United States dollars; (f) the word “or” when used in this Agreement shall not be exclusive; (g) references in this Agreement to “days” means calendar days unless Business Days are expressly specified; (h) when calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded and, if the last day of such period is not a Business Day, then the period shall end on the next succeeding Business Day; and (i) references in this Agreement to any Person includes such Person’s permitted successors and permitted assigns.

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective duly authorized representatives as of the date first written above.

CUMMINS INC.

By:	/s/ Dale J. Davis
Name:	Dale J. Davis
Title:	Deputy General Counsel & Chief IP Counsel

Atmus Filtration Technologies Inc.

By:	/s/ Rakesh Gangwani
Name:	Rakesh Gangwani
Title:	VP, Strategy and Business Development